Exhibit 77O

RULE 10f-3 REPORTING FORM

Name of Adviser/Subadviser:  Loomis, Sayles & Company,
L.P.

Name of Fund:  Loomis Sayles Core Plus Bond Fund
(BB2002)

Total Net Assets of Fund:  $320,318,191

Issuer:  CF Industries Inc. (12527GAA1)

Underwriter(s): Sole Manager: Morgan Stanley
		Sr. Co-Manager(s): Mitsubishi UFJ Securities
USA Inc
Co- Manager(s): BMO Capital Markets Corp,
Natixis Bleichroeder Inc, Wells Fargo & Co

Affiliated Underwriter in the Syndicate:  Natixis Bleichroeder
Inc.

Date of Purchase:  4/20/10

Date of Offering:  4/20/10

Amount of Purchase 1:  $575,000

Purchase Price:  $100

Commission or Spread: None


Check that all the following conditions have been met (any exceptions should be discussed prior to commitment):

X	The securities are (i) part of an issue registered under
the Securities Act of 1933 (the 1933 Act) that is being offered to the public, (ii) part of an issue of government securities as defined under the Investment Company
Act of 1940, (iii) municipal securities as defined under the Securities Exchange Act of 1934, (iv) sold in an offering conducted under the laws of a country other than the United States subject to certain requirements, or (v) exempt from registration under Rules 144A of the 1933 Act.

	If the securities meet conditions (i), (ii), (iv) or (v):

X	the issuer of such securities has been in
continuous operation for not less than
three years (including operations of
predecessors).



If the securities meet conditions (iii):

__	such securities are sufficiently liquid that
they can be sold at or near their carrying value within a reasonably short period of time and are either subject to no greater than moderate credit risk or, if the issuer of the municipal securities (or the entity supplying revenues or other payments from which the issue is to be paid) has been in continuous operation for less than three years (including any predecessors), subject to a minimal or low amount of credit risk (with the determination as to whether the issue of municipal securities meets the preceding criteria having been made by the investment adviser and/or subadviser or the relevant fund).


X	The securities were purchased prior to the end of the
first day of which any sales were made and the purchase price did not exceed the offering price (or fourth day before termination, if a rights offering).

X	The underwriting was a firm commitment.

X	The commission, spread or profit was reasonable and
fair compared to that being received by others for underwriting similar securities during a comparable period of time.

X	The amount of the securities purchased by the Fund,
aggregated with purchases by any other investment company advised by the Funds investment adviser or sub-adviser, and any purchases by another account with respect to which the investment adviser or sub-adviser exercised such investment discretion with respect to the purchase did not exceed 25% of the principal amount of the offering.2

X	No underwriter which is an affiliate of the Funds
adviser or sub-adviser was a direct or indirect participant in, or benefited directly or indirectly from the purchase.

X	The purchase was not part of a group sale (or part of the
institutional pot), or otherwise allocated to the account of an officer, director, member of an advisory board, investment adviser or employee of the Fund or affiliated person thereof.




Signed by: Jan Sharp/Director of Fixed Income Trading
Signature: /s/ Jan Sharp
Date: 4/20/10



RULE 10f-3 REPORTING FORM

Name of Adviser/Subadviser:  Loomis, Sayles & Company,
L.P.

Name of Fund:  Loomis Sayles Core Plus Bond Fund
(BB2002)

Total Net Assets of Fund:  $320,318,191

Issuer:  CF Industries Inc. (12527GAB9)

Underwriter(s): Lead Manager: Morgan Stanley
		Sr. Co-Manager(s): Mitsubishi UFJ Securities
USA Inc
Co- Manager(s): BMO Capital Markets Corp,
Natixis Bleichroeder Inc, Wells Fargo & Co

Affiliated Underwriter in the Syndicate:  Natixis Bleichroeder
Inc.

Date of Purchase:  4/20/10

Date of Offering:  4/20/10

Amount of Purchase 3:  $615,000

Purchase Price:  $100

Commission or Spread: None


Check that all the following conditions have been met (any exceptions should be discussed prior to commitment):

X	The securities are (i) part of an issue registered under
the Securities Act of 1933 (the 1933 Act) that is being offered to the public, (ii) part of an issue of government securities as defined under the Investment Company
Act of 1940, (iii) municipal securities as defined under the Securities Exchange Act of 1934, (iv) sold in an offering conducted under the laws of a country other than the United States subject to certain requirements, or (v) exempt from registration under Rules 144A of the 1933 Act.

	If the securities meet conditions (i), (ii), (iv) or (v):

X	the issuer of such securities has been in
continuous operation for not less than
three years (including operations of
predecessors).




If the securities meet conditions (iii):

__	such securities are sufficiently liquid that
they can be sold at or near their carrying value within a reasonably short period of time and are either subject to no greater than moderate credit risk or, if the issuer of the municipal securities (or the entity supplying revenues or other payments from which the issue is to be paid) has been in continuous operation for less than three years (including any predecessors), subject to a minimal or low amount of credit risk (with the determination as to whether the issue of municipal securities meets the preceding criteria having been made by the investment adviser and/or subadviser or the relevant fund).


X	The securities were purchased prior to the end of the
first day of which any sales were made and the purchase price did not exceed the offering price (or fourth day before termination, if a rights offering).

X	The underwriting was a firm commitment.

X	The commission, spread or profit was reasonable and
fair compared to that being received by others for underwriting similar securities during a comparable period of time.

X	The amount of the securities purchased by the Fund,
aggregated with purchases by any other investment company advised by the Funds investment adviser or sub-adviser, and any purchases by another account with respect to which the investment adviser or sub-adviser exercised such investment discretion with respect to the purchase did not exceed 25% of the principal amount of the offering.

X	No underwriter which is an affiliate of the Funds
adviser or sub-adviser was a direct or indirect participant in, or benefited directly or indirectly from the purchase.

X	The purchase was not part of a group sale (or part of the
institutional pot), or otherwise allocated to the account of an officer, director, member of an advisory board, investment adviser or employee of the Fund or affiliated person thereof.




Signed by: Jan Sharp/Director of Fixed Income Trading
Signature: /s/ Jan Sharp
Date: 4/20/10

1. Include all purchases made by two or more funds which have the same investment adviser or sub-adviser.
2. Special counting rules apply for Rule 144A offerings.